UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2004

MBNA Corporation
(exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 30, 2004, MBNA Corporation issued the following press release announcing the appointment of two new independent directors:

MBNA BOARD APPOINTS MARY M. BOIES, PARTNER OF
BOIES & McINNIS AND LAURA S. UNGER, FORMER ACTING CHAIRMAN OF
THE SECURITIES AND EXCHANGE COMMISSION, AS NEW DIRECTORS

WILMINGTON, DEL. (April 30, 2004) ---MBNA Corporation (NYSE:KRB) today announced that Mary M. Boies, a partner at the law firm of Boies & McInnis LLP, and Laura S. Unger, former Acting Chairman of the Securities & Exchange Commission, have been appointed to MBNA’s Board of Directors, effective June 1, 2004. With the appointment of Ms. Boies and Ms. Unger to the MBNA Board, seven of the Board’s nine members will be independent. Both Ms. Boies and Ms. Unger have extensive experience in corporate governance, securities and regulatory matters.

Commenting on the election of Ms. Boies and Ms. Unger, Randy Lerner, Chairman of MBNA Corporation, said, “We are very pleased to welcome Mary Boies and Laura Unger to the MBNA Board. Each of them is independent and highly qualified. We look forward to their participation in the leadership and oversight of the corporation.”

Ms. Boies, 53, is a partner at Boies & McInnis LLP, a law firm that specializes in commercial, securities and antitrust litigation. Under her leadership, Boies & McInnis has participated in antitrust litigation relating to the airline, insurance and pharmaceutical industries. Ms. Boies is also the founder and Chief Executive Officer of Mary Boies Software, Inc., a publisher of educational software. Earlier in her career, Ms. Boies was a Vice President with CBS, Inc., where she was responsible for the company’s public disclosures for compliance with securities laws. She was also general counsel for the Civil Aeronautics Board, where she was responsible for major antitrust investigations relating to the travel agent industry, international airline pricing and practices, and airline mergers, acquisitions and stock transactions. During the Carter Administration, Ms. Boies served as Assistant Director of the White House Domestic Policy Staff and she was also Counsel to the United States Senate Commerce Committee. During her time in the White House, Ms. Boies played a key role in the deregulation of the airline, railroad and trucking industries.

Ms. Boies holds a B.A. and J.D. from the University of Washington, Seattle, WA. She serves on the boards of Business Executives for National Security, the Dean’s Council, Harvard University John F. Kennedy School of Government and the Harvard Committee on University Resources.

An expert in securities regulation, Ms. Unger, 43, is the former Acting Chairman of the Securities & Exchange Commission (2001-2002) and served as Commissioner of the Securities & Exchange Commission between 1997 and 2001. She currently serves as the independent consultant for independent research at JPMorgan. During her time as Acting Chairman of the SEC, Ms. Unger directed projects that addressed the impact of the implementation of Regulation Fair Disclosure on the flow of business information and focused on how the SEC could optimize the benefits of technology for capital markets and individual investors. Her 1999 report to the Commission, “Online Brokerage: Keeping Apace of Cyberspace,” earned Ms. Unger the award as “Technology Person of the Year” and she followed this achievement by directing the implementation of many of the report’s recommendations. Earlier in her career, Ms. Unger was Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs, where she advised the committee’s chairman, Senator Alfonse D’Amato, and earlier served as Minority Counsel to the Committee on Banking, Housing and Urban Affairs. She began her career as an attorney in the Enforcement Division of the Securities & Exchange Commission, where she directed a comprehensive review that resulted in substantial structural improvements within the division. She has provided televised commentary about business, financial and market-related issues.

Ms. Unger holds a B.A. from the University of California-Berkeley and a J.D. from New York Law School. She is a director of Ambac Financial Group, Inc., and Borland Software. She serves on the Non Member Advisory Board of the US Institute, the Wall Street Lawyer Advisory Board, and the SEC Historical Society Commissioner Advisory Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: April 30, 2004	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer